UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 11, 2017

Inbit Corp.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-209497 (Commission File Number)	35-2517466 (IRS Employer Identification No.)

L902, Level 9, Brem Mall, Jalan Jambu Mawar, Off Jalan Kepong, 52000 Kuala Lumpur, Malaysia

(Address of principal executive offices (zip code))

+(603) 6257 0088

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

ITEM 5.03 Amendments to the Articles of Incorporation or Bylaws: Change in Authorized Shares of Common Stock

Inbit Corp. (the “Company”) amended its Articles of Incorporation with the State of Nevada in order to increase the authorized shares of common stock from 75,000,000 to 5,000,000,000 (“the Amendment”). The increase in authorized shares was undertaken to allow the Company to utilize the newly available shares to raise capital. The board of directors of the Company approved the Amendment on June 15, 2017. The shareholders of the Company approved of the Amendment by written consent on June 15, 2017. The Amendment became effective on July 5, 2017.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment, increasing the authorized shares of common stock of the Company from 75,000,000 to 5,000,000,000.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INBIT CORP.

Date: July 11, 2017	/s/ Tan Chee Hong
	By:	Tan Chee Hong, Chief Executive Officer